Exhibit 99.2 (c)
Deloitte &
  Touche LLP
                    Suite 1200               Telephone (714) 436-7100
                    695 Town Center Drive       Facsimile: (714) 436-7200
                    Costa Mesa, California  92626-1924


INDEPENDENT AUDITORS' REPORT


The Board of Directors
Long Beach Mortgage Company
Orange, California

We have audited the accompanying consolidated statements of financial condition of Long Beach Mortgage Company and subsidiaries (the Company) as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Long Beach Mortgage Company and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in Note 2, effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 122,
Accounting for Mortgage Servicing Rights.

Our audit was conducted for the purpose of forming an opinion on the basic 1996 consolidated financial statements taken as a whole. The Supplemental Schedule of HUD adjusted net worth is presented for the purpose of additional analysis and is not a required part of the basic 1996 consolidated financial statements. This schedule is the responsibility of the Company's management. Such schedule has been subjected to the auditing procedures applied in our audit of the basic 1996 consolidated financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic 1996 consolidated financial statements taken as a whole.

In accordance with Government Auditing Standards, we have also issued a report dated May 15, 1997, on our consideration of Long Beach Mortgage Company's internal control structure and a report dated May 15, 1997, on its compliance with laws and regulations.


\s\ Deloitte & Touche LLP
May 15, 1997